Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2022, with respect to the consolidated financial statements of Krystal Biotech, Inc. (Company) as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, included in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
February 2, 2023